Exhibit 99.1

Celularity Announces Net Sales and Total Revenue Expectations

for Fourth Quarter 2023 and Full Year 2023

Celularity expects net sales of its biomaterial products and biobanking businesses to be in the range of $11.4 million to $12.1 million for the fourth quarter 2023 and $22.06 million to $22.76 million for the full year 2023 reflecting triple-digit increases compared to the fourth quarter 2022 and full year 2022, respectively. These numbers do not include revenue from other sources, including research contracts such as the Company’s previously announced multi-year research collaboration services agreement with Regeneron.

FLORHAM PARK, N.J., January 3, 2024, (GLOBE NEWSWIRE) — Celularity Inc. (Nasdaq: CELU) (the “Company), a biotechnology company developing allogeneic cell therapies and biomaterial products, today announced expected net sales of its advance biomaterial products and biobanking businesses for the fourth quarter 2023 and the full year 2023 and expected total revenue for the fourth quarter 2023 and the full year 2023.

For the fourth quarter 2023, the Company expects net sales of its biomaterial products and biobanking businesses to be in the range of $11.4 million to $12.1 million and the net sales percentage growth to be in the range of 176.1% to 193.0% compared to the fourth quarter 2022.

For the full year 2023, the Company expects net sales of its biomaterial products and biobanking businesses to be in the range of $22.06 million to $22.76 million and the net sales percentage growth to be in the range of 22.7% to 26.6% compared to the full year 2022.

The Company anticipates that it will announce actual net sales and actual total revenue for the fourth quarter of 2023 and the full year of 2023 later this year.

“We are particularly encouraged by the growth in net revenues from our commercial-stage products and services as a testament to our unique business model, which produces both cellular and regenerative tools for several clinical indications such as wound healing and orthopedics. Considering the financial challenges experienced in the cellular medicine sector in 2023, the Company is working to maximize access to capital through cash flow from our manufactured biomaterial products, technical operations expertise, and cell banking activities. Based on the growth of this part of our business, we anticipate being able to provide revenue guidance across our entire business for 2024 in the very near future,” said Robert J. Hariri, M.D., Ph.D., Chairman, Chief Executive Officer, and founder.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include statements regarding The Company’s ability to sufficiently capitalize itself through cash flow from its manufactured biomaterial products, technical operations expertise and cell banking activities, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the regulatory status of its biomaterial products; the Company’s ability to develop and maintain sales and marketing capabilities, whether alone or with potential future collaborators; the risks associated with the Company’s current liquidity as well as developments relating to the Company’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in The Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2023, and other filings with the SEC. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that The Company does not presently know, or that The Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect The Company’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contacts:

Carlos Ramirez SVP, Investor Relations

Celularity Inc.

carlos.ramirez@celularity.com